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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 14, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e 4(c))

Item 7.01. Regulation FD Disclosure.

        UnitedGlobalCom, Inc. (the "Company") is hereby publicly furnishing certain information in connection with an additional term loan facility the Company's wholly-owned subsidiary, UPC Distribution Holding B.V. ("UPCD"), is seeking from certain banks and financial institutions. UPCD is the subsidiary that holds and operates the Company's broadband network business in 11 European countries ("UPC Broadband").

        Attached as Exhibit 99.1 is a summary of key terms for the additional term loan facility that UPCD is seeking. The additional facility will be made pursuant to UPCD's existing €1.072 Billion Senior Secured Credit Facility Agreement, a copy of which has been previously been filed by the Company as an exhibit to its Form 8-K dated June 29, 2004 (SEC File No. 000-496-58).

        Attached as Exhibit 99.2 is selected unaudited financial data for UPCD for the years ended December 31, 2003 and 2002 and six months ended June 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits.

99.1
Summary of Key Terms €400 Million Additional Facility F under the €1.072 Billion Senior Secured Credit Facility for UPCD.

99.2
Selected Unaudited Financial Data of UPCD for the years ended December 31, 2003 and 2002 and the six months ended June 30, 2004.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER
Ellen P. Spangler Senior Vice President of Business and Legal Affairs
Date: October 15, 2004

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  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE